Exhibit 3.2

BY-LAWS

OF

PREMIER COMMUNITY BANKSHARES, INC.

(as amended as of August 12, 2003)

ARTICLE I

Meetings of Shareholders

1.1

Places of Meetings.  All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

1.2

Annual Meetings.  The 1989 annual meeting of the shareholders shall be held on a date to be determined by the initial Directors.  Thereafter, each annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the first Tuesday in May, if that day is not a legal holiday.  If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

1.3

Special Meetings.  A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President, or by a majority of the Board of Directors.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4

Notice of Meetings.  Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation.  Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5

Conduct of Meetings.  At each meeting of the shareholders, the Chairman of the Board or the President shall act as chairman and preside.  In their absence, the Chairman of the Board may designate another officer of the Corporation who need not be a Director to preside.  The Secretary of the Corporation or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting.

At any meeting of shareholders of the Corporation, only that business that is properly brought before the meeting may be presented to and acted upon by shareholders.  To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a shareholder who has given written notice of the business he expects to bring before the meeting to the Secretary of the Corporation not less than 45 days prior to the meeting.  If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of the Corporation.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation’s stock beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.  No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 1.5. The chairman of a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Any nomination for Director made by a shareholder must be made in writing to the Secretary of the Corporation not less than 45 days prior to the meeting of shareholders at which Directors are to be elected.  If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of the Corporation.  A shareholder’s nomination for Director shall set forth (a) the name and business address of the shareholder’s nominee, (b) the fact that the nominee has consented to his name being placed in nomination, (c) the name and address, as they appear on the Corporation’s books, of the shareholder making the nomination, (d) the class and number of shares of the Corporation’s stock beneficially owned by the shareholder, and (e) any material interest of the shareholder in the proposed nomination.

Notwithstanding compliance with this Section 1.5, the chairman of a meeting of shareholders may rule out of order any business brought before the meeting that is not a proper matter for shareholder consideration.  This Section 1.5 shall not limit the right of shareholders to speak at meetings of shareholders on matters germane to the Corporation’s business, subject to any rules for the orderly conduct of the meeting

3

imposed by the Chairman of the meeting.  The Corporation shall not have any obligation to communicate with shareholders regarding any business or Director nomination submitted by a shareholder in accordance with this Section 1.5 unless otherwise required by law.

1.6

Quorum.  Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.  If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

1.7

Voting.  At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote.  Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

1.8

Inspectors.  An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting.  Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE II

Directors

2.1

General Powers.  The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

2.2

Number and Classes of Directors.  The number of directors constituting the Board of Directors shall be nine, and shall be subject to change as provided in the Amended and Restated Articles of Incorporation.  Commencing on November 20, 2000, the Board of Directors shall be divided into three equal classes having staggered terms of office as specified in the Amended and Restated Articles of Incorporation.  Whenever the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.

2.3

Election and Removal of Directors; Quorum.

(a)

Commencing with the 2001 Annual Meeting of Shareholders, directors shall be elected at each annual meeting to succeed those directors whose terms have expired and to fill any vacancies then existing.  At each annual meeting of shareholders, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.

(b)

Subject to the rights of the holders of any preferred stock then outstanding, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, and the directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which directors are elected.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)

In addition to any other vote that may be required by statute, the Amended and Restated Articles of Incorporation or any amendment thereto, or by these By-laws, any director may be removed only for cause by the affirmative vote of more than sixty-six and two-thirds (66-2/3rds) of the outstanding Voting Shares.

(d)

A majority of the number of directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business.  The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Less than a quorum may adjourn any meeting.

(e)

In addition to any other vote that may be required by statute, the Amended and restated Articles of Incorporation or any amendment thereto, or by these By-laws, the provisions of Sections 2.2 and 2.3 hereof shall not be amended or repealed, nor shall any provision of these By-laws be adopted that is inconsistent with Sections 2.2 and 2.3, unless such action shall have been approved by the affirmative vote of either: (i) the holders of more than sixty-six and two-thirds (66-2/3rds) percent of the outstanding Voting Shares (notwithstanding anything to the contrary contained in Article IV of the Amended and Restated Articles of

Incorporation); or (ii) a majority of those directors who are Continuing Directors and the holders of the requisite number of shares specified by the Board of Directors pursuant to Article IV of the Amended and Restated Articles of Incorporation for the amendment of the Amended and Restated Articles of Incorporation.

(f)

For the Purposes of this Section.

(i)

“Continuing Director” means any member of the Board of Directors who:

a.

was elected to the Board of Directors of the Corporation at the Corporation’s organizational meeting on May 16, 1989;

b.

was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Continuing Directors then on the Board.

(ii)

“Voting Shares” shall mean the outstanding shares of all classes or series of the Corporation’s stock entitled to vote generally in the election of directors.

2.4

Meetings of Directors.  An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate.  Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of (the Chairman of the Board), the President or any two Directors. The Secretary or officer performing the Secretary’s duties shall give not less than forty-eight hours’ notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board.  Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting.  The notice of meetings of the Board need not state the purpose of the meeting.

2.5

Compensation.  By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III

Committees

3.1

Executive Committee.  The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may elect an Executive Committee, which shall consist of not less than nine Directors, including the President.  When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to § 13.1-706 of the Virginia code; (iv) adopt, amend, or repeal the By-laws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or the sale or for sale of shares, (or determine the designation and relative rights, preferences, and limitations of a class or series of shares), except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.  The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action, which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

3.2

Other Committees.  The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

3.3

Meetings.  Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

3.4

Quorum and Manner of Acting.  A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting.  The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

3.5

Term of Office.  Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

3.6

Resignation and Removal.  Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the

Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

3.7

Vacancies.  Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these By-laws.

ARTICLE IV

Officers

4.1

Election of Officers; Terms.  The officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer.  Other officers, including one or more Vice-President (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors.  All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected.  The president shall be chosen from among the Directors.  Any two offices may be combined in the same person as the Board of Directors may determine.

4.2

Removal of Officers; Vacancies.  Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors.  Vacancies may be filled by the Board of Directors.

4.3

Duties.  The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.  The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

4.4

Duties of the Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such powers and duties as may be conferred upon him by the Board of Directors.

4.5

Duties of the President.  The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors.  He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors.  He shall be a Director, and, except as otherwise provided in these By-laws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board.  In the absence of the Chairman of the Board, or if there is no such officer, the President shall preside at all corporate meetings.  He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.  In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

4.6

Duties of the Vice-Presidents.  Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President.  Any Vice-President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of

Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.7

Duties of the Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors.  He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President.  The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.8

Duties of the Secretary.  The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation.  When requested, he shall also act as secretary of the meetings of the committees of the Board.  He shall keep and preserve the minutes of all such meetings in permanent books.  He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President.

4.9

Compensation.  The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE V

Capital Stock

5.1

Certificates.  The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.  Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes.  If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

5.2

Lost, Destroyed and Mutilated Certificates.  Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

5.3

Transfer of Shares.  The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.  The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.4

Control Share Acquisitions.  The provisions of Article 14.1 of the Virginia Stock Corporation Act, Virginia Code §§ 13.1-728.1 to 13.1-728.9 of the Code of Virginia, 1950, as amended, as the same may from time to time be amended, shall not apply to the acquisition by any person (as defined in Virginia Code § 13.1-728.1) of any shares of any class of stock of the Corporation.

5.5

Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI

Miscellaneous Provisions

6.1

Seal.  The seal of the Corporation shall consist of two concentric circles, between which shall be inscribed the name of the Company and in the center shall be inserted “Seal”.

6.2

Fiscal Year.  The fiscal year of the Corporation shall end on the last day of December of each year as may be fixed by the Board of Directors.

6.3

Checks, Notes and Drafts.  Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.  When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

6.4

Amendment of By-laws.  Unless proscribed by the Articles of Incorporation, these By-laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these By-laws.  The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

6.5

Voting of Shares Held.  Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, wa ivers or other instruments as may be necessary or proper in the premises.  In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.